SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): October 28, 2005

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NT HOLDING CORP.

(Exact name of registrant as specified in Charter)

NEVADA	000-15303	73-1215433
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

385 Freeport, #1

Sparks, NV 89431

(Address of Principal Executive Offices)

917-981-4569

(Issuer Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange

Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange

Act (17 CFR 240.13e-4(c))

ITEM 1.02. TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

On October 28, 2005, the Registrant entered into a Rescission Agreement (the “Rescission Agreement”) pertaining to the Share Exchange Agreement (the “Share Exchange Agreement”) dated August 15, 2005 principally between the Registrant and NewFair Associates Limited (“NewFair”). The effect of the Rescission Agreement is to rescind the transactions set forth in the Share Exchange Agreement. All shares of the Registrant’s common stock that were issued pursuant to the Share Exchange Agreement have been cancelled and all shares of NewFair acquired by the Registrant pursuant to the Share Exchange Agreement have been returned to the previous NewFair shareholders. The Rescission Agreement is attached hereto as Exhibit 10.2.

As a result of the cancellation of shares pursuant to the terms of the Rescission Agreement, the historical shareholders of NewFair will no longer have effective control of the Registrant and control will revert to the Registrant’s shareholders prior to August 15, 2005.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Effective as of October 28, 2005, Mr. Yue Wei resigned as a member of the Registrant’s Board of Directors and as the Registrant’s Chief Executive Officer. Also effective as of October 28, 2005, Mr. Ivan Wong resigned as a member of the Registrant’s Board of Directors and as the Registrant’s President and Chief Financial Officer. Neither Mr. Wei, nor Mr. Wong had any disagreements with the Registrant.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit

Number	Description

10.2	Rescission Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 31, 2005	NT HOLDING CORP.

	By:	/s/ Alan Lew
Alan Lew Chief Executive Officer